SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2020 (September 3, 2020)

INSPIRED BUILDERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2nd Brewery Link Box mp 2797

Momprobi-Accro, Ghana

(Address of principal executive office)

+233 244 887 610

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 3, 2020, Inspired Builders, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corporation, a Nevada limited liability company (“GGC”), and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company. As a result of the Share Exchange Agreement, GGC become a wholly owned subsidiary of the Company. The Share Exchange Agreement contains customary representations and warranties. Further, the Share Exchange Agreement contains the following conditions to closing and the closing of the Share Exchange shall only occur once the following conditions have been satisfied: (i) approval from the Company’s shareholders; and, (ii) GGC provides the Company with audited financial statements, with such financial statements being prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (PCAOB).

As of September 22, 2020 (the “Closing Date”), GGC provide us with valid and accepted closing requirements including audited financial statements, accordingly the transactions contemplated by the Share Exchange Agreement have been satisfied, accordingly the Share Exchange Agreement is closed (“Closing”).

Concurrent with the Closing of the Share Exchange Agreement, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Inspired Builders, Inc. to Guskin Gold Corporation (the “Corporate Name Change”); and (ii) a change to the Company’s OTC trading symbol from ISRB to GUSK, or if unavailable to GGCO or GKIN (the “Symbol Change”). Nevada corporate law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the Corporate Name Change or Symbol Change as described in this Information Statement. The Corporate Name Change and Symbol Change will not become effective until after the Closing.

The Share Exchange Agreement is qualified in its entirety by the complete copy of the Share Exchange Agreement, which was filed with the SEC on September 8, 2020, as part of our Current Report on Form 8-K as Item 10.01 and is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01. We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of the Company, such information can be found under Item 5.06 of this Current Report.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the terms of the Share Exchange Agreement the Company issued an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of its common stock to the shareholders of GGC in exchange for all of the One Hundred Percent of the equity interest of GGC. These transactions were exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation

Effective September 22, 2020, Edward Somuah, the Company’s current sole officer and director, tended his resignation as Chief Executive Officer of the Company. Mr. Somuah shall remain in all other positions and a member of the board of directors. Mr. Somuah’ resignation as the Chief Executive Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.

Officer & Director Appointment

On September 22, 2020, pursuant to the terms and conditions of the Share Exchange Agreement, the Board of Directors (the “Board”) of the Company held a Special Board of Directors Meeting whereby they appointed Mrs. Naana Asante to the serve as member of the Company’s Board of Directors and as the Company’s Chief Executive Officer. Mrs. Asante will serve as a Director of the Company until the Company’s 2021 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, effective immediately.

Biography for Mrs. Naana Asante:

Mrs. Asante, 44, has been actively pursuing business opportunities in Ghana’s mineral and precious metal commodifies industry over the past five years. Most notably, she has traveled to Ghana on four separate occasions over the past twelve months to develop and formalize her private exploration and mining interests. She has met with over 50 individuals and companies active in the exploration, mining, refinement, and import/export business, including by example Gold Coast Mining, PMMC, Blaze Metals and U Green Enterprise, a company associated with Mr. Somuah. Mrs. Asante has a considerable network in Ghana’s finance, banking, government, and import/export sectors, in addition to many personal relationships with landowners of high-value, exploration targets in some of Ghana’s most prominent gold-bearing areas.

A Ghana native, Mrs. Asante grew up and went to college in Ghana, majoring in marketing, and immigrated to the United States in 1999. Mrs. Asante is a professional businesswoman who has owned her own businesses in the USA and Ghana, and practiced residential and commercial real estate in San Jose, CA for the past 2years.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 5.06. We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of the Company, such information can be found below.

We closed the Share Exchange Agreement on September 22, 2020, accordingly Item 2.01(f) and 5.01(a)(8) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed herein, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act. The following information is intended to fulfil this requirement.

The financial information included in the Company’s Form 10-K for the year ended September 30, 2019, as filed with the SEC on November 12, 2019, the Company’s Form 10-Q for the period ended December 31, 2019, as filed with the SEC on January 21, 2020, the Company’s Form 10-Q for the period ended March 31, 2020, as filed with the SEC on April 29, 2020, and the Company’s Form 10-Q for the period ended June 30, 2020, as filed with the SEC on August 14, 2020, are each hereby incorporated by these references.

Additionally, we have included Audited Financial Statements of GGC as set forth in Exhibit 99.1 and Unaudited Proforma Condensed Combined Financial Information of the Company as of and for the three months ended June 30, 2020 as set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Accordingly, and as a matter of law, upon the closing of the Share Exchange Agreement, the Company is no longer considered a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended.  Rule 405 provides that:

Shell company. The term shell company means a registrant, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(1)	No or nominal operations; and

(2)	Either:

(i)	No or nominal assets;

(ii)	Assets consisting solely of cash and cash equivalents; or

(iii)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Note: For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

Pursuant to the foregoing, we have determined that we were no longer a shell company at September 22, 2020, based upon the fact that we have more than nominal assets, other than cash and more than nominal operations.

FORM 10 DISCLOSURE

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company. All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future earnings, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: international pandemics, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the Risk Factors and other sections of this report, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the United States Securities and Exchange Commission (the “SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

ITEM 1.	BUSINESS

Corporate History

Inspired Builders, Inc. (the “Company”), was incorporated in the State of Nevada in February 2010. We previously focused on repairing and providing home improvements for homeowners and then acquiring, investing in, developing and managing real estate properties and related investments. On August 15, 2017, pursuant to another change in control transaction, we relocated to Miami, Florida and ceased all operations as a real estate company.

On January 16, 2020, Santa Alba, LLC, our former majority shareholder, sold 956,440 shares of common stock to Custodian Ventures, LLC for an aggregate purchase price of $145,000. At this point there was a change of control of the Company and Kai Ming Zhao resigned as President, Secretary, Treasurer and Director and David Lazar was appointed as President, Secretary, Treasurer and Director.

On April 30, 2020, Custodian Ventures, LLC, a Wyoming limited liability company (“CVL”) and the Company entered into a Stock Purchase Agreement (“Agreement”) with U Green Enterprise, a Ghana corporation (the “Purchaser”). The Agreement closed upon execution on April 30, 2020. Pursuant to the Agreement, CVL agreed to sell and Purchaser agreed to purchase 956,440 restricted common stock shares of the Company (the “Shares”), representing approximately 94.6% of the Company’s outstanding shares of common stock. The Agreement resulted in a change of control of the Company and David Lazar resigned effective immediately as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director and Edward Somuah was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole director.

 On September 3, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corporation, a Nevada limited liability company (“GGC”), and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company. As a result of the Share Exchange Agreement, GGC become a wholly owned subsidiary of the Company. The Share Exchange Agreement contains customary representations and warranties. Further, the Share Exchange Agreement contains the following conditions to closing and the closing of the Share Exchange shall only occur once the following conditions have been satisfied: (i) approval from the Company’s shareholders; and, (ii) GGC provides the Company with audited financial statements, with such financial statements being prepared by an independent accounting firm registered with the Public Company Accounting Oversight Board (PCAOB).

As of September 22, 2020 (the “Closing Date”), GGC provide us with valid and accepted audited financial statements, accordingly the transactions contemplated by the Share Exchange Agreement have been satisfied, accordingly the Share Exchange Agreement is closed (“Closing”).

Concurrent with the Closing of the Share Exchange Agreement, the Company’s Board of Directors, having received the written consent of shareholders holding a majority of the Company’s outstanding shares of common stock, approved: (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Inspired Builders, Inc. to Guskin Gold Corporation (the “Corporate Name Change”); and (ii) a change to the Company’s OTC trading symbol from ISRB to GUSK, or if unavailable to GGCO or GKIN (the “Symbol Change”). Nevada corporate law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the Corporate Name Change or Symbol Change.

Accordingly, our current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in Africa, as discussed in detail below. As the new business operations and direction of the Company shall be that of its wholly owned subsidiary, Guskin Gold Corporation, all references to “we”, “us”, “our”, the “Company”, etc., shall refer collectively to both our parent company and our operating subsidiary.

The Share Exchange Agreement is qualified in its entirety by the complete copy of the Share Exchange Agreement which was filed with the SEC on September 8, 2020, as part of our Current Report on Form 8-K as Item 10.01 and is incorporated by reference herein.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (“JOBS”) Act.

We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b -2 of title 17, Code of Federal Regulations, or any ‘successor thereto’.

As an emerging growth company, we are exempt from Section 404(b) of Regulation S-K. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Our Growth Strategy & Corporate Values

Our long-term goal is to become a leading, sustainable and efficient small to medium sized gold producer. We intend to achieve this through creating value for our shareholders by minimizing risks related to exploration, mining, and processing of our mineral resources and increasing efficiency. Our primary focus is on gold production in Ghana, West Africa, but we may diversify into other minerals and countries over time.

People

We believe that people are our most important asset and it is our highest priority to create and maintain a safe and healthy working environment, from both personnel and an environmental prospective. We intend to operate all future properties and claims utilizing both cost effective and cutting-edge safety measures to ensure a sustainable working relationship for our employees and the communities in which we will operate.

Social responsibility

We intend to actively engage with the local communities in the areas in which we will operate by prioritizing the local population when employing staff.

Responsible mining

Environmental responsibility is a central issue in a company with operations involving environmental risks. Accordingly, we intend to adhere to the social, environmental, and economic principles of sustainable development, and the ongoing role of sustainability as a critical differentiating factor in who we are and how we conduct our business. Our commitment to sustainability includes the promotion of fundamental human rights, especially of those who live in the communities where we operate and those with whom we work.

Integrity and Corporate Governance

We will strive to continually evaluate the Company’s compliance with corporate governance standards, reviewing and monitoring the effectiveness of the Company’s policies, standards and practices directed to ensuring that the Company complies with applicable laws and regulations and conforms with the highest standards of financial and ethical behavior.

Risk management

We will intend to establish, maintain and evolve our risk management frameworks, systems, policies, standards and procedures to effectively manage financial, health, safety, environment, community and other operational risks and where those risks could have a material impact on the Company’s businesses and operations, formulating strategies for mitigating these risks for consideration by the Board.

Current Operations – Ghana, West Africa

Our business activity is the early-stage development of a business focusing on the acquisition of gold properties, and the exploration and potential development of gold mining operations in Africa, specifically focused currently in the Republic of Ghana, West Africa. Ms. Asante, our new CEO has travelled to Ghana four times over the past 18 months, for the purpose of meeting with geologist, attorneys and other qualified individuals in furtherance of identifying potential acquisition properties in Ghana and the subsequent exploration of these projects, if any, and the further development of these projects with the potential goal of attaining production of gold in Ghana. Ghana is a well-known mining jurisdiction with a long history of gold production and a highly trained workforce. The mining tenure, royalty and tax laws are stable and well legislated. While the Company’s current focus is in Ghana, we are actively seeking out opportunities throughout the continent of Africa.

As recommended by the Government of the Republic of Ghana, the Company has retained, as its local legal representative, Dr. Kweku Ainuson, who is a partner at AB Lexmall & Associates, located in Ghana, as a Consultant to the Company. Dr. Ainuson is providing the Company full legal representation in Ghana, including but not limited to assisting the Company in identifying and pursuing various opportunities to acquire mineral interest, mining claims, property and mineral exploration and mining issues, and he will assist the Company in all legal matter that arise from the forgoing, including acting as the Company’s liaison with the Government of Ghana in navigation of the complex mining and mineral right issues in Ghana, as further discussed below. Not only will the local legal representative conduct due diligence on the local company to ascertain the veracity of its mineral leases , he will advise the Company on changes in the laws and regulations governing our potential acquisitions in Ghana. Additionally, Dr. Ainuson shall police the processes leading to the incorporation of the company with the Registrar Generals Department, registration with the Ghana Investment Promotion Centre and the application of the mineral rights from the Minerals Commission of Ghana, and Dr. Ainuson shall also be responsible for the formulation and the drafting of agreements to govern all transactions in Ghana.

Further, the Company has engaged three qualified individuals as geological consultants with global experience in the mineral and mining sector, who are assisting the Company in the identification and assessment of projects currently under review, or under letter of intent and projects to be pursued in the immediate future.

To this end, the Company has, as of the date of this Report, entered into two Letters of Intent and has had lengthy negotiations and discussions with multiple companies and claim holders in Ghana relating to the possibility of potential business relationships including but not limited to a partnerships, joint ventures, earn-in/opt-in agreements and/or the sale and purchase agreement regarding those properties. Although, the Company has not entered into any definitive agreements relating to any specific property, we are confident that we may finalize negotiations relating to a potential property in the near future. We believe the prospects in Ghana present multiple opportunities for the Company to identify and enter into mutually beneficial agreement that may propel the busines forward.

In conducting due diligence on any potential property, the Company focuses on the following critical factors when evaluating each properties merit:

●	the historical exploration work completed to date, including but not limited to, all geological, geochemical, geophysical, drill and core samples, and exploration data(s) and maps, all technical data; and,

●	the legal, government, and or regulatory affairs of the business or property.

The Company is seeking opportunities in the alluvial and or hard-rock gold sector. We believe these sectors will give us the best advantage in Ghana initially. By way of example and for clarity, there are two types of gold: alluvial gold that is often found in riverbeds and amalgam gold that is located in ore. In Ghana, both types of gold exist, however, initially we are focused on identification of properties where alluvial mining would be the method for extracting any gold deposits as we believe these will be more be financially beneficial to the Company and our shareholders.

A successful approach to gold exploration involves a variety of traditional exploration techniques coupled with modern technological advances utilized in close conjunction in a systematically outlined manner that adhere strictly to industry standards to produce acceptable results. An example of this approach is outlined as follows:

Field Mapping

The foremost activity to be carried out in any new exploration would be field mapping. Here, field geologists and technicians will work hand in hand to assess the ground conditions and to evaluate the nature of current ground conditions. This among other things will reveal field intricacies included but not limited to artisanal workings for instance. The mapping team would be tasked to also locate the reported any old trenches and mark them out for follow up. They will carry out geological mapping such as mapping of outcrops. Another task to be carried out by the team would be to map out low lying areas which in turn will help in the future soil geochem planning.

Soil Sampling

Obtaining and storing a small amount of soil for visual inspection and laboratory testing for the determination of the soil unit geological provenance, characteristics and geotechnical engineering design parameters

Trenching

Trenching is going to be a major exploration technique on any property being explored by the Company. Trenches or pits may be dug by mechanical excavators as part of mineral exploration or mining permits. Trenches and pits may be dug when areas of earth containing minerals are shown to be present and need further testing. The trenching will be done in phases within the exploration campaign. Areas deemed as more prospective by virtue of the soil geochem results will be treated as high priority areas. Positive outcomes will warrant adjacent trenches to be opened along strike and that will be done when results are received from the laboratory.

Auger Drilling & Geophysical

In areas where trenching becomes a challenge, auger drilling would be the ideal approach to turn to. Such an approach is carefully followed through when there is a positive indication as to the continuation an anomaly. Geophysical surveys could also come in handy in confirming such scenarios but must be done with caution especially where there is limited geological evidence to prove such an occurrence. When there is great certainty of continuation of anomalous trends into alluvial terrains; such terrains will be auger drilled to verify the continuity of anomalies at depth.

Drilling

If the foregoing approach indicates noteworthy gold targets, coupled with the geophysics, the next step will be to complete a preliminary drill program to evaluate the potential size and nature of the deposit (s) there is within the prospects.

Quality Assurance Quality Control (QAQC)

A good Quality Control Quality Assurance program will identify problems in the sampling and analyses stream so that they may be fixed as soon as possible. QAQC will be designed and implemented to accompany all datasets during the exploration program especially during the drilling phase. The objective of the QAQC implementation is largely to ensure general sample quality as well as guaranteed results at all stages of drilling. It is a best practice that every drill database be accompanied by a sound QAQC program as a stamp of authority at all times. To this end, there is a huge responsibility to the technical (geological) team to ensure that human errors are reduced to the barest minimal and that will pave way to be able to monitor the laboratory in an effective manner.

Operations in Ghana

Ghana is situated on the west coast of Africa, approximately 600 kilometers (“km”) north of the Equator on the Gulf of Guinea. Accra, the capital city of Ghana, is located almost exactly on the Prime Meridian. The former British colony changed its name from the Gold Coast to Ghana upon achieving independence on March 6, 1957. Ghana is now a republic with a population of approximately 28 million people and a democratically elected government. English remains the official and commercial language.

Ghana is the fastest growing economy in the world according to the World Bank’s Ease of Doing Business Report 2019. It also has one of the best judicial systems in the world measured by rule of law, World Justice Projects (WJP) Rule of Law Index 2017-2018. In 2015, Ghana ranked 6th in Africa on the World Bank’s Ease of Doing Business barometer. It’s ranked as the most stable political environment in West Africa, with the most competitive economy, backed by a government committed to policies that reduce the cost of doing business and promoting investor confidence. Growth potential can be seen through improved taxes in Ghana. Ghana cut its corporate tax rate in 2016 and 2017 and has a mineral royalty to a sliding scale based on gold prices, from a 5 percent flat rate.

The Ghanaian legal system is generally modelled after and based on the British common law. The laws of Ghana include the Constitution, national laws passed by Parliament (or under authority granted by Parliament) and the common law of Ghana. The common law of Ghana includes customary rules which apply to particular communities in Ghana and which may or may not be consistent with the Constitution or a specific national law.

Ghana is a mining friendly country with two mining colleges and a large workforce trained in the disciplines of geology, exploration methods and mining engineering.

The Company is of the view that any risks associated with its corporate structure and its foreign operations are minimal and can be effectively managed by the Company without undue burden or associated costs.

Rights in Ghana

The Constitution of Ghana vests title in every mineral in its natural state to the Government of Ghana. The exercise of any mineral right in the form of reconnaissance, exploration or exploitation of any mineral in Ghana requires an appropriate license or mineral right to be issued by the Government of Ghana acting through the Minister responsible for Lands and Natural Resources. The Minister responsible for Lands and Natural Resources administers, promotes and regulates Ghana’s mineral wealth through the Minerals Commission, a governmental organization designed in accordance with the Minerals Commission Act 1993 (Act 450) and the Minerals and Mining Act 2006 (“2006 Mining Act”).

Pursuant to the 2006 Mining Act, a number of regulations were passed in 2012 to clarify and implement provisions of the 2006 Mining Act. These regulations relate to matters such as licensing, local content, technical issues, mineral right holding costs, mine support services and payment of compensation to persons impacted by mining operations. Once a license or mineral right is issued to an entity by the Government of Ghana, Ghanaian mining laws prevent that license or mineral right from being transferred, assigned or mortgaged by the licensee or mineral right holder without the prior written approval of the Government of Ghana. The Ghana Minerals Commission is also required to maintain a public register of all applications, grants, variations, transfers, suspensions and cancellations of such licenses or mineral rights. Official searches may be conducted in the public register to obtain information regarding any license or mineral right granted by the Government of Ghana.

In order to confirm the Company’s title in its material mineral properties, the Company will, from time to time, obtain legal opinions from its local Ghanaian counsel regarding rights, title and interests in and to its material mineral properties.

Ghanaian law sets mineral royalties at a flat rate of 5% of mineral revenues.

Government Regulation

General

The Company’s activities are subject to extensive federal, state and local laws governing the protection of the environment, prospecting, development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. The costs to comply with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development and continued operation of the Company’s properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, the Company must comply with known standards and regulations which may entail significant costs and delays. Although the Company has been recognized for its commitment to environmental responsibility and believes it is in substantial compliance with applicable laws and regulations, amendments to current laws and regulations, more stringent application or interpretation of these laws and regulations through judicial review, or administrative action or the adoption of new laws could have a material adverse effect upon the Company and its results of operations.

Environmental matters in Ghana, including those related to mining, fall primarily under the oversight of the Environmental Protection Agency (“EPA”), as well as the Minerals Commission and their Mines Inspectorate Division. The EPA has acts and regulations that govern, among other things, environmental and socioeconomic impact assessments and statements, environmental management plans, emissions to the environment, environmental auditing and review, and mine closure and reclamation, to which the Company’s operations are subject. Additional provisions governing mine environmental management are provided in the Minerals and Mining Act, 2006, and Minerals and Mining Regulations, 2012.

The Company’s future mining, processing, development, and mineral exploration activities will also subject to various laws governing prospecting, development, production, taxes, labor standards, occupational health and safety, land rights of local people and other matters. New rules and regulations may be enacted or existing rules and regulations may be modified and applied in a manner that could have an adverse effect on the Company’s financial position and results of operations.

Market, Customers, and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all metals and precious metals throughout the world. A very sophisticated futures market for the pricing and delivery of future production also exists. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high-risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new and exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of Ghana, the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable gold or mineral properties or interests, and we cannot give any assurance that suitable gold or mineral properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the gold or mineral industry by:

●	keeping our costs low;

●	relying on the strength of our management’s contacts; and

●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Legal Proceedings

None. From time to time, we are subject to various legal proceedings, including lawsuits, which arise out of, and are incidental to, the conduct of our business. We are not aware of any threatened or pending litigation.

Employees

Other than our officers and directors, we currently have no full-time employees.

Mine Safety Disclosures

No information concerning mine safety violations or other regulatory matters required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K (17 CFR 229.104) is required to be disclosed herein because we are not the operator of any mine.

Intellectual Property

None.

Research and Development

We have not incurred any research and development expenses since our inception.

Reports to Security Holders

We file annual, quarterly and current reports, and other information with the SEC. We may also file additional documents with the Commission if they become necessary in the course of our company’s future operations. In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, will become available on our website, as soon as reasonably practicable after filing with the SEC. The information on our websites is not and should not be considered part of this Report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Item 1A.	Risk Factors

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this report, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties. These are speculative stocks and should be purchased by only those who can afford to lose their entire investment.

Risks Related to Our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss for the year ended September 30, 2019 and we expect to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern. We are in the exploration stage and have yet to attain profitable operations and in their report on GCG audited financial Statements for the period from inception to June 30, 2020, as set forth in Exhibit 99.1, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

We are a new company with limited operating history which makes the evaluation of our future business prospects difficult.

The Company has only recently changed its business focus to its current business of exploration, development, production, and export of gold in Ghana, and to smartly find, build, and operate profitable gold and precious metal properties. Consequently, we have only limited operating history and an unproven business strategy, no current properties and prospects that have yet to be developed. Our primary activities to date have been the design of our business plan and identifying local Ghana personnel and network to identify prospective projects and properties and initialize various non-binding discussions with property owners regarding rights and/or leases relating to their properties and/or projects which fit our project profile. As such we may not be able to achieve positive cash flows and our lack of operating history and experience makes evaluation of our future business and prospects difficult. The Company’s success is dependent upon the successful identification and development of suitable gold mineral exploration and/or mining projects. Any future success that we might achieve will depend upon many factors, including factors beyond our control which cannot be predicted at this time. These factors may include but are not limited to: changes in and/or increased levels of competition in Ghana for gold and mineral properties; the availability and cost of identifying prosperities, bringing exploration stage gold projects into small-scale production; the amount of gold, and/or precious minerals, resource reserves identified and the market price of and the uses for such minerals. These conditions may have a material adverse effect upon the business operating results and financial condition of the Company.

As a relatively new company, we are unable to predict future revenues which makes an evaluation of our business speculative.

Because of the Company’s new business focus and lack of operating history and the introduction of its new business, an exploration and mining development strategy, our ability to accurately forecast revenue is very difficult. Future variables include the market for gold, and/or precious minerals being explored and/or mined by the Company, the price of gold and various mineral resources and the availability of suitable advanced stage exploration projects. To the extent we are unsuccessful in establishing our business strategy and increasing our revenues through our own exploration and/or mining property(s), we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue generating activities, either of which could have a material adverse effect in our business, results of operations and financial condition.

We expect our operating expenses to increase in the future with no assurance that revenues will be sufficient to cover those expenses and delaying or preventing the Company from achieving profitability.

As the Company’s busines grows and expands, the Company will spend substantial capital and other resources on developing its various exploration and/or mining projects, small scale operations utilizing new technologies and equipment, establishing strategic relationships and other operating infrastructure. We expect the cost of revenues, property development, operating and mining expenses, and admin and operating expenses to continue to increase. If revenues do not increase to correspond with these expenses or if outside capital is not secured, there may be a material adverse effect on our business, cash flow and financial condition.

If we fail to raise additional capital to fund our business growth and project development, the Company’s new business could fail.

The Company anticipates having to raise significant amounts of capital to meet its anticipated needs for property acquisition and/or working capital and other cash requirements for the near term to develop its exploration and/or mining properties. The Company will attempt to raise such capital through the issuance of stock and/or incurring debt. However, there is no assurance that the Company will be successful in raising sufficient additional capital and we have no arrangements for future financing and there can be no assurance that additional financing will be available to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund the Company’s mining projects, take advantage of potential acquisition opportunities, develop or enhance the extraction of gold and/or precious metals or respond to competitive pressures would be significantly limited. Such limitation could have a material adverse effect on the Company’s business and financial condition.

Exploration and development in Ghana are a speculative business with a high degree of risk.

Resource exploration and development is a speculative business and involves a high degree of risk. There is no known project in our portfolio, and/or body of commercial gold ore, or any precious mineral, on any of our current projects. There is no certainty that the expenditures made and/or to be made by the Company in the exploration of the company projects or otherwise will result in discoveries of commercial quantities of gold and/or other minerals. The marketability of gold, and/or other natural resources, which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the company. These factors include market fluctuations in the price of gold, the proximity and capacity of gold resources to the markets and/or processing equipment, government regulations in Ghana, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of equipment and/or minerals and/or environmental protection rules and regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

The volatility of gold and commodity prices could adversely affect our future success.

The development of the Company’s future properties will be dependent on the future prices of gold, and/or other mineral resources. As well, should any of the Company’s properties eventually enter commercial production, the Company’s profitability will be significantly affected by changes in the market prices of gold. Gold, and precious metals prices are subject to volatile price movements, which can be material and occur over short periods of time and which are affected by numerous factors, all of which are beyond the Company’s control. Such factors include, but are not limited to, interest and exchange rates, inflation or deflation, fluctuations in the value of the U.S. dollar and foreign currencies, global and regional supply and demand, speculative trading, the costs of and levels of precious metals production, and political and economic conditions, including global pandemics. Such external economic factors are in turn influenced by changes in international investment patterns, monetary systems, the strength of and confidence in the U.S. dollar (the currency in which the prices of precious metals are generally quoted), and political developments. The effect of these factors on the prices of precious metals, and therefore the economic viability of the Company cannot be accurately determined. The price of gold has historically fluctuated widely, and future price declines could cause the development of (and any future commercial production from) the Company’s projects to be impracticable and/or uneconomic. As such, the Company may determine that it is not economically feasible to commence exploration work programs and/or commercial production, which could have a material adverse impact on the Company’s financial performance and results of operations. In such a circumstance, the Company may also curtail or suspend some or all of its exploration and/or alluvial project activities.

We may lose rights to properties if we fail to meet payment requirements or development and/or production schedules.

The Company expects to acquire rights to some of the gold mineral properties we have under review, but we may not, and if we do, through the form of joint ventures, partnerships, earn-in and/or opt-in agreements, they may require the payment of option payments, rent, minimum development and/or work expenditures, and/or other installment fees or specified expenditures. If we fail to make these payments when they are due, our rights to the property may be terminated. This would be true for any other mineral rights which require payments to be made in order to maintain such rights. Some contracts with respect to mineral rights we may acquire may require development or production schedules, and if we are unable to meet any or all of the development and/or production schedules, we could lose all or a portion of our interests in such properties. Moreover, we may be required in certain instances to pay for government permitting or posting reclamation bonds in order to maintain or utilize our mineral rights in such properties. Because our ability to make some of these payments is likely to depend on our ability to generate internal cash flow and/or obtain external financing, we may not have the funds necessary to meet these development/production schedules by the required dates.

Our business will depend on certain key personnel, the loss of which would adversely affect our chances of success.

The success of the Company depends to a large extent upon its abilities to retain the services of its senior management and/or key personnel. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. There is no assurance the Company can maintain the services of its directors, officers and/or other qualified personnel required to operate its business.

We will face environmental risks and other regulatory requirements operating in Ghana.

The activities of the Company are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations, including any proposed development of our projects, will require the submission and approval of environmental impact assessments. Environmental legislation is evolving to stricter standards, and enforcement, fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has potential to reduce the profitability of operations. There is the potential for substances or conditions existing on our properties that would impose obligations on the Company under environment law arising from prior mining activities. Properties and projects the Company is considering include areas that may have been previously mined, and may be subject to reclamation obligations that in some cases may be yet unidentified, and/or the Company may have no indication of any latent environmental damage, that the Company may be responsible for, for example, numerous projects under consideration were the source of historical mining activity going back over 100 years in some cases, and any undiscovered issue existing on the property from those activities would likely be the responsibility of the Company

Failure to comply with applicable Ghana environmental laws, regulations and permitting requirements may result in enforcement actions including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of such activities and may have civil or criminal fines or penalties imposed upon them for violation of applicable laws or regulations.

Amendments to current environmental laws, regulations and permits governing operations and activities of mining companies and mine reclamation and remediation activities, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in the development of new mining properties.

Gold, and precious metal mineral, exploration and mining are highly regulated industries.

Any mineral properties interest acquired by us will be subject to receiving and maintaining permits from appropriate Ghana governmental authorities. In particular, prior to any development of these prospective projects, the Company will need to receive numerous permits from appropriate governmental authorities including those relating to mining operations, occupational health, toxic substances, waste disposal, safety, environmental protection, land use and others. There is no assurance that the Company will be able to obtain all necessary renewals of existing permits, additional permits for any possible future developments or changes to operations or additional permits associated with new legislation. Further, failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing activities to cease or be curtailed, and may include corrective measures requiring capital expenditures or remedial actions.

The acquisition of title to resource properties in Ghana is a very detailed and time-consuming process. No assurances can be given that there are no title defects affecting the properties in which the Company is looking to acquire and/or has an interest. Certain projects the Company is currently considering, include areas with prospective exploration potential but lie on unpatented mining claims with a lengthy history of prior ownership and operations. These projects may be subject to prior unregistered liens, agreements, transfers or claims, and title may be affected by, among other things, undetected defects. Other parties may dispute title to a property, or the property may be subject to prior unregistered agreements and transfers or land claims by others and/or indigenous people. Title may also be affected by undetected encumbrances or defects or governmental actions. The Company has not conducted surveys of the projects under consideration, and/or locked up under letters of intent and the precise area and location of claims and other mineral rights may be challenged. The Company may not be able to register rights and interests it acquires against title to applicable mineral properties. An inability to register such rights and interests may limit or severely restrict the Company’s ability to enforce such acquired rights and interests against third parties or may render certain agreements entered into by the Company invalid, unenforceable, uneconomic, unsatisfied or ambiguous, the effect of which may cause financial results yielded to differ materially from those anticipated. Although the Company believes it has taken reasonable measures to ensure proper title to the projects under consideration or agreement, there is no guarantee that such title will not be challenged or impaired.

Insurance could be expensive, cost prohibitive, and in some cases, we may not be covered.

Exploration, development and production operations on mineral properties involve numerous risks, including unexpected or unusual geological operating conditions, ground or slope failures, fires, environmental occurrences and natural phenomena such as prolonged periods of inclement weather conditions, floods and earthquakes. It is not always possible to obtain insurance against all such risks and the Company may decide not to insure against certain risks because of high premiums or other reasons. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage to the Company’s properties or the properties of others, delays in exploration, development or mining operations, monetary losses and possible legal liability. The Company expects to maintain insurance within ranges of coverage which it believes to be consistent with industry practice for companies of a similar stage of development in Ghana. The Company expects to carry liability insurance with respect to its mineral exploration operations, but is not expected to cover any form of political risk insurance or certain forms of environmental liability insurance, since insurance against political risks and environmental risks (including liability for pollution) or other hazards resulting from exploration and development activities is prohibitively expensive. Should such liabilities arise, they could reduce or eliminate future profitability and result in increasing costs and a decline in the value of the securities of the Company. If we are unable to fully fund the cost of remedying an environmental problem, it might be required to suspend operations or enter into costly interim compliance measures pending completion of a permanent remedy. The lack of, or insufficiency of, insurance coverage could adversely affect our future cash flow and overall profitability.

There is significant competition for attractive gold properties in Ghana.

Significant and increasing competition exists for the limited number of mineral acquisition opportunities available in Ghana. The Company is actively and selectively seeking strategic acquisitions now and will continue to in the future, however, there can be no assurance that suitable acquisition opportunities will be identified. As a result of this competition, some of which is with large established mining companies with substantial capabilities and greater financial and technical resources than us, the Company may be unable to acquire attractive mineral properties on terms it considers acceptable. In addition, our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to the Company may be limited by the number of attractive acquisition targets, internal demands on resources, competition from other mining companies and, to the extent necessary, the Company’s ability to obtain financing on satisfactory terms, if at all.

Maintaining good community relationships in Ghana is critical to our business success.

The Company’s relationships within the Ghanaian community in which it operates are critical to ensure the future success of its existing operations and the construction and development of its project. While the Company is committed to operating in a socially responsible manner, there is no guarantee that its efforts will be successful, in which case interventions by third parties could have a material adverse effect on the Company’s business, financial position and operations.

Our operations and business model are subject to human error.

Despite efforts to attract and retain qualified personnel, as well as the retention of qualified consultants, to manage our interests, and even when those efforts are successful, people are fallible and human error could result in significant uninsured losses to the Company. These could include loss or forfeiture of mineral claims or other assets for non-payment of fees or taxes, significant tax liabilities in connection with any tax planning effort the Company might undertake and legal claims for errors or mistakes by our personnel.

The Company is subject to a variety of conflicts of interest.

Certain directors and officers of the Company are, and may continue to be, involved in the mining and mineral exploration industry through their direct and indirect participation in corporations, partnerships and/or joint ventures which are potential competitors of the Company. Situations may arise in connection with potential acquisitions in prosperities and/or investments where the other interests of these directors and officers may conflict with the interests of the Company. Directors and officers of the Company with conflicts of interest will be subject to the procedures set out in applicable corporate and securities legislation, regulation, rules and policies.

Our business is subject to currency fluctuations beyond our control.

The Company’s is headquartered in the USA with operations in Ghana, or other places outside of the USA, making it subject to foreign currency fluctuations and such fluctuations may materially affect the Company’s financial position and results. The Company reports its financial results in US dollars with the majority of transactions denominated in GHS and/or U.S. dollars. As the exchange rates between the U.S. dollar fluctuate against GHS, the Company will experience foreign exchange gains or losses. The Company does not use an active hedging strategy to reduce the risk associated with currency fluctuations.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Risks Related to the Ownership of Our Stock

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing for the next 12 months, which may require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which may result in dilution to our existing stockholders.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

FINRA sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards. As a result of this election, our financial statements may not be comparable to public companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion/Analysis of Financial Condition and Results of Operations

Forward-looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

On September 3, 2020, Inspired Builders, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Guskin Gold Corporation, a Nevada limited liability company (“GGC”), and the controlling stockholders of GGC (the “GGC Shareholders”). Pursuant to the Share Exchange Agreement, the Company acquired One Hundred Percent (100%) the issued and outstanding equity interest of GGC from the GGC Shareholders (the “GGC Shares”) and in exchange the Company issued to GGC an aggregate of Twenty-Eight Million Two Hundred Thousand (28,200,000) shares of restricted common stock of the Company.

As a result of the acquisition, we acquired all of the business operations and will continue the existing business operations of GGC as a wholly-owned subsidiary of our publicly-traded company.

As the result of this acquisition and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of GGC, the accounting acquirer, prior to the acquisition are considered the historical financial results of the Company.

The following discussion highlights GGC’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on GGC’s audited financial statements contained in this report, which were prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The financial statements of GGC for the period May 28, 2020 (Inception) to June 30, 2020, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Results of Operations

For the period from May 28, 2020 (Inception) to June 30, 2020

For the period from May 28, 2020 to June 30, 2020, we incurred professional fees of $38,170. Professional fees consisted mainly of consulting, legal and accounting fees. We also incurred general and administrative expenses of $1,630, which consisted mainly of company formation expenses.

Net Loss

For the period from May 28, 2020 (inception) June 30, 2020 we incurred a net loss of $39,826. The net loss is attributable to professional fees of $38,170 as outlined above and general and administrative expenses of $1,630 in addition to interest expense $26 associated with loans payable to related parties.

Liquidity and Capital Resources

As of June 30, 2020, we have $3,940 in current assets and $15,566 in current liabilities. We had no cash and our working capital deficit was $11,626.

Cash Flows:

For the period May 28, 2020 (Inception) to
June 30,
2020
Cash Flows used in Operating Activities	$(15,540)
Cash Flows used in Investing Activities	-
Cash Flows Provided by Financing Activities	15,540
Net increase in cash	$-

The Company has not had revenues since inception to date, has relied on the support of its president and majority shareholders and noteholders including UGreen Company Ltd. A withdrawal of this support, for any reason, will have a material adverse effect on the Company’s financial position and its operations. If the Company does not begin to generate revenue or raise additional funds through a financing, the Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. There are currently no plans or agreements in place to provide such funding. The Company will require additional funding to finance the growth of its future operations as well as to achieve its strategic objectives. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and generate revenue. Our audited financial statements have been prepared on the basis that we will continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Our independent registered public accounting firm has included its audit report to the audited financial statements for the period from May 28, 2020 (inception) to June 30, 2020 stating substantial doubt about our ability to continue as a going concern.

The COVID-19 pandemic could have an impact on our ability to obtain financing to fund the operations. The Company is unable to predict the ultimate impact at this time.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

We did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the period from May 28, 2020 (Inception) to June 30, 2020, and are included elsewhere in this report.

ITEM 3.	PROPERTIES

We currently own no real property. We currently do not lease any physical office space. We receive mail at 2nd Brewery Link Box mp 2797, Momprobi-Accro, Ghana. We believe a digital office space will fit our current needs for the immediate future.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company’s common stock beneficially owned on September 22, 2020, for (i) each shareholder the Company knows to be the beneficial owner of 5% or more of its outstanding common stock, (ii) each of the Company’s executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of the Company’s knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

At September 22, 2020, 29,211,254 shares of the Company’s common stock were outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class%(2)
Naana Asante(1) 6109 Golden Vista Drive San Jose, CA 95123	15,000,000	51.35%
Confederate Capital LLC(2) 401 Ryland street . STE 200-A Reno NV 89502	3,500,000	11.98%
Akwasi Bonsu(3) 2nd Brewery street, MP box 2797 Mamprobi-Accra Ghana	3,250,000	11.11%
Diego Manfredi(4) Fracc Selvanova M 7 L20 Calle Areno, No Ext Depto 703-1 Condominio Coto 7 CP 77723 Zona Urbana B, Solidaridad	3,250,000	11.11%
Participator Ventures, Inc.(5) 1 King West, Suite 2209 Toronto, Ontario, M5H 1A1 Canada	3,000,000	10.27%
Edward Somuah(6) 2nd Brewery Link Box mp 2797 Momprobi-Accro, Ghana	956,440	3.27%
Directors and Executive Officers as a Group	28,156,440	96.38%

(1)	Naana Asante is the Company’s current CEO and member of the Company’s Board of Directors, she received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which she was a former shareholder.
(2)	Confederate Capital LLC received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which it was a former shareholder. Kevin Wright has voting and dispositive control over these shares as he is the sole-officer and director of Confederate Capital LLC.
(3)	Akwasi Bonsu received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which he was a former shareholder. Mr. Bonsu is associated with UGreen Company Ltd., a company having loans payable owed to them by Guskin Gold Corporation.
(4)	Diego Manfredi received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which he was a former shareholder.
(5)	Participator Ventures, Inc. received the shares a part of the Share Exchange Agreement between the Company and Guskin Gold Corporation of which it was a former shareholder. Andrew Jenkins, has voting and dispositive control over these shares as he is a director of Participator Ventures, Inc.
(6)	Edward Somuah is the current Chief Financial Officer, Secretary, Treasurer and Member of the Board of the Company; his beneficial ownership includes 956,440 shares of common stock indirectly owned by U Green Enterprises; U Green Enterprises is a Ghana corporation. Mr. Somuah, our sole officer and director, has voting and dispositive control over U Green Enterprises.
(7)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 22, 2020.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of the Company.

Future sales by existing stockholders

Currently, Rule 144 of the Securities Act of 1933, as amended, (the “Act”) is unavailable for the resale of our shares of common stock because we are categorized as a “shell company” as that term is defined in Reg. 405 of the Act. A “shell company” is a corporation with no or nominal assets or its assets consist solely of cash, and no or nominal operations.  One year from the date that we file this Form 8-K, Rule 144 will then be available for the resale of our restricted securities.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

Name and Address of Beneficial Owner Directors and Officers:	AGE	Class	Shares Held or Controlled1,	Percentage of Class[2]
Naana Asante 6109 Golden Vista Drive San Jose, CA 95123	44	Common	15,000,000	51.35%
Edward Somuah 2nd Brewery Link Box mp 2797 Momprobi-Accro, Ghana	31	Common	956,440	3.27%
All executive officers and directors as a group			15,956,440	54.62%

1.	The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The entities or persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Term of Office

Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

While the Company has engaged various consultants, other than management, we currently have no significant employees.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer and principal financial officer. We intend to adopt a Code of Ethics as we develop our business.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors.  The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.	EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)(2)	Total ($)
Naana Asante(3)	2020	NIL	NIL	NIL
CEO & Director	2019	-	-	-
	2018	-	-	-
Edward Somuah(4)	2020	NIL	NIL	NIL
Former Sole-Officer & Director	2019	-	-	-
Current CFO, Secretary & Director	2018	-	-	-
David Lazar(5)	2020	NIL	NIL	NIL
Former Sole-Officer & Director	2019	-	-	-
Current CFO, Secretary & Director	2018	-	-	-
Kai Ming Zhao(6)	2020	NIL	NIL	NIL
Former Sole-Officer & Director	2019	NIL	NIL	NIL
	2018	NIL	NIL	NIL
Scott Silverman(7)	2020	-	-	-
Former Sole-Officer & Director	2019	-	-	-
	2018	-	$90,000	$90,000

1.	We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.
2.	The “All Other Compensation” column is used to disclose the aggregate amount of all compensation that the Company could not properly report in any other column of the Summary Compensation Table (with a limited exceptions).
3.	Ms. Naana Asante was appointed as the CEO and Director of the Company as of September 22, 2020.
4.	Mr. Edward Somuah was originally appointed as the sole-officer and director of the Company on April 30, 2020. As a result of the Share Exchange Agreement, on September 22, 2020, Mr. Somuah resigned from the position of Chief Executive Officer, however he remains as the Company’s, Chief Financial Officer, Secretary and as a member of the Company’s Board of Directors.
5.	Mr. David Lazar was appointed as the Company’s sole-officer and director on January 28, 2020, he resigned from all positions held with the Company as of April 30, 2020.
6.	Mr. Kia Ming Zhao was appointed as the Company’s sole-officer and director on February 15, 2018, he resigned from all positions held with the Company as of January 28, 2020
7.	Mr. Scott Silverman was appointed as the Company’s sole-officer and director on August 15, 2017, he resigned from all positions held with the Company as of February 15, 2018.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions.  The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

Ms. Naana Asante and Mr. Edward Somuah are related, Mr. Somuah is Ms. Asante’s nephew. Although they are “related parties”, the Company believes that the collective interest, in moving the Company forward with its current plan of operations, are aligned between them as to not cause any past, present or future conflict of interest between themselves or with the Company’s shareholders. All transaction as of the date of this Report are deemed arm’s length between the parties.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past two fiscal years, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;

●	Disclosing in any and all filings with the SEC, where required;

●	Obtaining disinterested directors’ consent; and,

●	Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we have no independent directors.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.	LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

a) Market Information.  Our common stock commenced quotation on the OTC Markets under the trading symbol “ISRB” on April 8, 2011. The OTC Markets is generally considered to be a less active and efficient market than the NASDAQ Global Market, the NASDAQ Capital Market or any national exchange and will not provide investors with the liquidity that the NASDAQ Global Market, the NASDAQ Capital Market or a national exchange would offer. Since being listed on the OTC Market in April 2011, our common stock has only had limited trading volume, the last recorded trade of the Company’s stock was in September 2018. We currently trade on the OTC Pink.

b) Holders of Record. As of September 22, 2020, there were approximately 19 shareholders holders of record of the Company’s Common Stock.

c) Dividends. We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

Re-Purchase of Equity Securities

None.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

None, other than previously disclosed.

ITEM 11.	DESCRIPTION OF THE REGISTRANT’S SECURITIES

Description of Securities

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock of which NIL have been designated.

Common Stock

Of the authorized common stock, 29,211,254 shares are outstanding as of immediately after the closing of the Share Exchange Agreement. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully- paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Preferred Stock

There are no shares of Preferred Stock outstanding.

Stock Transfer agent

The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

END OF FORM 10 DISCLOSURE

ITEM 8.01	OTHER INFORMATION

None.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. In accordance with Item 9.01(a), (i) Guskin Gold Corporation’s audited financial statements from inception are filed with this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro forma financial information. The pro forma financial information required by this Item 9.01(b) is filed herewith as Exhibit 99.2. Additionally, the Following Financial Statements are incorporated by reference from the following:

* Our Form 10-K for the year ended September 30, 2019 is filed as exhibit 99.1 by reference.

* Our Form 10-Q for the period ended December 31, 2019 is filed as exhibit 99.2 by reference.

* Our Form 10-Q for the period ended March 31, 2020 is filed as exhibit 99.3 by reference.

* Our Form 10-Q for the period ended June 30, 2020 is filed as exhibit 99.4 by reference.

(c) Shell Company Transactions. Please see items attached to Items 9.01(a) and 9.01(b) above.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation and Certificate of Correction(1)
3.2	By-Laws(1)
3.3	Certificate of Amendment to Articles of Incorporation, dated December 18, 2017.(1)
10.1	Share Exchange Agreement by and between the Company and Guskin Gold Corporation(1)
99.1	Audited Financial Statements of Guskin Gold Corporation(2)
99.2	Proforma Financial Information(2)
99.3	Our Form 10-K for the year ended September 30, 2019, filed with the SEC on November 12, 2019(1)
99.4	Our Form 10-Q for the period ended December 31, 2019, filed with the SEC on January 21, 2020(1)
99.5	Our Form 10-Q for the period ended March 31, 2020, filed with the SEC on April 29, 2020(1)
99.6	Our Form 10-Q for the period ended June 30, 2020, filed with the SEC on August 14, 2020(1)

(1)	Previously filed
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inspired Builders, Inc.

Dated: September 24, 2020	By:	/s/ Naana Asante
Naana Asante
	Its:	Chief Executive Officer